Exhibit 99.1

Lincare Holdings Inc. Announces Fourth Quarter and Year Ended 2011 Financial Results

4:30 PM ET 2/6/12 | GlobeNewswire

Lincare Holdings Inc. (Nasdaq:LNCR) today announced financial results for the fourth quarter and year ended December 31, 2011.

For the quarter ended December 31, 2011, net revenues were $492.2 million, a 16.6% increase over net revenues of $422.1 million for the fourth quarter of 2010. The Company estimates that the 16.6% increase in net revenues in the fourth quarter of 2011 was comprised of approximately 17.8% internal and acquisition growth offset by approximately 1.2% negative impact from $4.9 million of Medicare payment reductions during the fourth quarter of 2011. Net income for the quarter ended December 31, 2011, was $44.6 million, a 3.3% decrease compared with net income of $46.1 million for the fourth quarter of 2010. Diluted earnings per share were $0.51 for the quarter ended December 31, 2011, a 6.6% increase over diluted earnings per share of $0.48 for the comparable prior year period.

Net revenues for the year ended December 31, 2011, were $1.848 billion, a 10.7% increase over net revenues of $1.669 billion for the comparable period in 2010. The Company estimates that the 10.7% increase in net revenues for the year ended December 31, 2011 was comprised of approximately 13.8% internal and acquisition growth offset by approximately 3.1% negative impact from $52.4 million of Medicare payment reductions in 2011. Net income for the year ended December 31, 2011, was $177.3 million, a 2.3% decrease compared with net income of $181.6 million for the prior year. Diluted earnings per share were $1.93 for the year ended December 31, 2011, a 3.2% increase over diluted earnings per share of $1.87 for the comparable period last year.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in 2011. We remain committed to increasing our market leading positions in our core product lines and investing in the expansion of our service offerings through organic investment and selective acquisitions.”

Lincare generated $314.7 million of cash from operating activities during 2011 and invested $130.6 million in net capital expenditures and $111.0 million in business acquisitions. The Company repurchased 10,151,597 shares of its common stock during 2011 for $250.0 million and paid $74.9 million of cash dividends. As of December 31, 2011, total long term obligations, including current installments, were $653.9 million and cash and investments were $55.0 million. Common shares outstanding at December 31, 2011 were 87,026,945.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 800,000 customers in 48 U.S. states and Canada through 1,108 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC. AND SUBSIDIARIES

Financial Summary

(In thousands, except share and per share data)

(Unaudited)

	For the three months ended
	December 31, 2011	December 31, 2010

Net revenues	$492,162	$422,126

Cost and expenses:
Costs of goods and services	161,664	114,175
Operating expenses	111,770	100,729
Selling, general and administrative expenses	92,331	85,358
Bad debt expense	9,843	8,443
Depreciation and amortization expense	33,528	28,936

Operating income	83,026	84,485

Interest expense, net	9,949	9,008

Income before income taxes	73,077	75,477

Income taxes	28,522	29,406

Net income	$44,555	$46,071

Basic earnings per common share	$0.52	$0.49

Diluted earnings per common share	$0.51	$0.48

Dividends declared per common share	$0.20	$0.20

Weighted average number of common shares outstanding	85,171,911	94,192,007

Weighted average number of common shares and common share equivalents outstanding	87,175,745	96,088,643

	For the years ended
	December 31, 2011	December 31, 2010

Net revenues	$1,847,520	$1,669,205

Cost and expenses:
Costs of goods and services	579,509	453,905
Operating expenses	427,958	399,393
Selling, general and administrative expenses	349,488	333,094
Bad debt expense	36,950	31,849
Depreciation and amortization expense	125,504	116,783

Operating income	328,111	334,181

Interest expense, net	37,718	35,688

Income before income taxes	290,393	298,493

Income taxes	113,082	116,919

Net income	$177,311	$181,574

Basic earnings per common share	$1.98	$1.91

Diluted earnings per common share	$1.93	$1.87

Dividends declared per common share	$0.80	$0.40

Weighted average number of common shares outstanding	89,677,749	95,294,614

Weighted average number of common shares and common share equivalents outstanding	91,933,989	97,129,998

LINCARE HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$15,028	$164,203
Short-term investments	39,939	40,000
Restricted cash	0	345
Accounts receivable, net	254,799	186,001
Income tax receivable	4,903	9,443
Inventories	17,916	13,276
Prepaid and other current assets	9,609	3,542

Deferred income taxes	0	26,488

Total current assets	342,194	443,298

Property and equipment, net	350,725	338,778
Goodwill	1,389,965	1,258,065

Other	34,776	7,690

Total assets	$2,117,660	$2,047,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term obligations	$397,132	$619
Accounts payable	53,294	64,078
Accrued expenses:
Compensation and benefits	33,142	39,500
Liability insurance	19,990	19,052
Other current liabilities	54,316	51,501
Deferred income taxes - current	8,769	0

Total current liabilities	566,643	174,750

Long-term obligations, excluding current installments	256,778	494,271
Deferred income taxes and other taxes	408,325	381,061

Total liabilities	1,231,746	1,050,082

Commitments and contingencies

Stockholders’ equity:
Common stock	870	963
Additional paid-in capital	707,080	681,988

Retained earnings	177,964	314,798

Total stockholders’ equity	885,914	997,749

Total liabilities and stockholders’ equity	$2,117,660	$2,047,831

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Lincare Holdings Inc.

CONTACT: Paul G. Gabos

(727) 530-7700